EXHIBIT 10.12


                              MANAGEMENT AGREEMENT

                         FOR THE NATIONAL INDIAN LOTTERY

                                    PREAMBLE

         This Management Agreement is made and entered into by and between the Coeur d'Alene Tribe, a federally recognized Indian Tribe ("CDA" or "Owner"), and UNISTAR Entertainment, Inc., a corporation organized under the laws of the State of Colorado ("UNISTAR" or "Contract Manager"), for the formation of a self-sustaining tele-lottery gaming enterprise to be known as the National Indian Lottery (the "NIL"), pursuant to the Indian Gaining Regulatory Act of 1988 ("IGRA"), the 1992 Class III Gaming Compact by and between CDA and the State of Idaho and the Coeur d'Alene Tribal Charitable Gaming Code, Chapter 30
1.01 - 14.01.

         In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1.  Title

         This Management Agreement for the National Indian Lottery may hereinafter be referred to as "Management Agreement," or "Contract."

ARTICLE 2.  Recitals

         WHEREAS, the Coeur d'Alene Tribe is a federally recognized Indian Tribe possessing sovereign powers of self government over the Coeur d'Alene Indian Reservation; and

         WHEREAS, CDA desires to establish a self-sustaining tele-lottery enterprise known as "National Indian Lottery" (NIL) to increase CDA's revenues for the purpose of enhancing CDA's economic self-sufficiency and self-government and to promote the health, education and welfare of the members of the Coeur d'Alene Tribe; and

         WHEREAS, CDA is seeking financial and technical assistance for the development and management of the NIL in order to obtain the revenues necessary to provide essential governmental services and long-term employment for Tribal members; and

         WHEREAS, CDA lacks the related experience necessary to unilaterally develop and operate the NIL and CDA has determined that it must obtain the necessary additional capital, management, and operational skills by hiring UNISTAR as Contract-Manager for a period of FIVE (5) YEARS to assist in securing financing and to implement management of the operation of the NIL and to provide the necessary training and oversight necessary to employ Tribal personnel; and

         WHEREAS, UNISTAR is the developer of existing software systems and the unique gaming program presented to CDA as "Tele-Lottery," and this lottery is a unique and previously non-existent application of the concepts advanced under IGRA and the Charity Games Clarification Act; and

         WHEREAS, UNISTAR has agreed to secure financing for and manage the CDA NIL with CDA for a period of FIVE (5) YEARS in return for which UNISTAR would receive a management fee paid entirely and exclusively out of the net revenue of the NIL at the rate of THIRTY PER CENT (30%) of net revenue per year over the FIVE (5) YEAR term of this Contract; and

         WHEREAS, CDA has determined that the structure, duration, and fees provided for in this Contract represent the best means to accomplish CDA's objectives.

ARTICLE 3.  Purpose

         3.1 The purpose of this Contract is to establish and operate a Tele-Lottery Enterprise known as "National Indian Lottery" or "NIL" on the Coeur d'Alene Indian Reservation ("the Reservation") for the benefit of the Coeur d'Alene Tribe and its members thereof

         3.2 UNISTAR is in the business of providing technical, financial and other services required for the conduct of "NIL Operation." CDA and UNISTAR agree that CDA shall engage in and conduct lottery games under this Agreement, and that UNISTAR shall provide technical services and financing for the "NIL."

         3.3 The parties understand and agree that the "lottery games" to be conducted at the Reservation under this Agreement shall be a series of "lottery games" as defined herein.

ARTICLE 4.  Definitions

         4.1 "Act" or "IGRA," shall refer to the Indian Gaming Regulatory Act, (25 USC, Section 2701 et seq.).

         4.2 "CDA" or "Tribe," means the Coeur d'Alene Tribe, its authorized officials, agents, and representatives.

         4.3 "Compact," means the 1992 Class III Gaming Compact by and between the Coeur d'Alene Tribe and the State of Idaho approved by the Department of Interior as published in Federal Register, Vol. 58, No. 28, Friday, February 12, 1993, Notices.

         4.4 "Computer System Network," means the unique Tele-Lottery software and hardware telecommunications-system that is the proprietary property of UNISTAR.

         4.5 "Director of Gaming," means the individual selected by CDA to oversee and be in charge of all CDA gaming activities including NIL.

         4.6 "External Audit," means the annual audit to be conducted by an independent CPA firm selected by the CDA.

         4.7 "Financial Procedures," shall refer to the Lottery Games Procedures which establish and define the cash management system defined in Articles 6.6; 6.7; 6.1 1; 6.14; and Article 7 and the methods used to provide the protection against price duplication and to guarantee payment of prizes won.

         4.8      "GAAP" means generally accepted accounting procedures.

         4.9      "Games," shall refer to Lottery Games and on-line games.

         4.10  "Game   Parameters,"   shall  refer  to  game  procedures   which
establishes and define the prize structure: game rules and other parameters.

         4.11 "Gaming Board," means the Coeur d'Alene Tribal Charitable Gaming Board.

         4.12 "Indian Lands," means those lands as defined in 25 USC 2703(4) and 25 CFR 502.12.

         4.13 "Internal Audit," means the quarterly audit to be conducted by a mutually agreed upon auditor.

         4.14 "Lottery Games," means those games traditionally identified as non-casino type lottery games (not to be confused with pari-mutuel sports betting or bingo), including games authorized pursuant to Article 4.19.2 of the Compact and as conducted under this Management Agreement.

         4.15 "Management," means the arrangement between CDA and UNISTAR for management of the NIL as contained in this Contract.

         4.16 "Management Fee," shall be the contract manager's 30% of the net revenue paid for entirely and exclusively out of the net revenue.

         4.17 "Net Revenue," means gross revenues of the Lottery Games less amounts paid for prizes and total gaming related operating expenses.

         4.18     "NIGC," means National Indian Gaming Commission.

         4.19 "NIL," means National Indian Lottery, the gaming enterprise operated under this Management Agreement and solely owned by CDA.

         4.20 "UNISTAR," refers to UNISTAR Entertainment, Inc., a Colorado Corporation or its predecessor or successor entities, which is the Management Contractor under this Agreement.

         4.21     "Reservation," means Indian lands.

         4.22 "Reservation Operation Center," means the NIL command and control center located on the Coeur d'Alene Reservation.

         4.23 "TERO," means the Tribal Employment Rights Office of the Coeur d'Alene Tribe. Its purpose is to regulate tribal employment under the authority of the TERO Code, Tribal Employment Rights adopted and enforced by the Coeur d'Alene Tribe Resolution #172(0'3) Amended 7-21-93.

         4.24 "Tribal Council," means the elected Tribal Council of the Coeur d'Alene Tribe.

         4.25 "Tribal Gaming Code," is used to reference the Coeur d'Alene Tribal Charitable Gaming Code adopted and approved by the Coeur d'Alene Tribal Council by Resolution #2 (89), its purpose and intent is to provide a comprehensive scheme of regulations of Tribal or Indian owned gaming on the Coeur d'Alene Indian Reservation.

         4.26 "Tribal Lottery Coordinator" ("TLC"), means a CDA Tribal Member selected by the Director of Gaming to carry out assigned duties regarding day to day operations of the NIL. TLC shall act as liaison for the Tribe with the UNISTAR Account Executives of NIL Operations and Executives of UNISTAR.

         4.27 Subsequent capitalized terms not defined heretofore are defined in the specific sections in which they are referenced.

ARTICLE 5.  Authority

         5.1 Each party warrants to the other that it has full authority to execute this Contract.

         5.2 UNISTAR and its employees shall at all times conduct NIL operations in accordance with IGRA and other applicable federal statutes, all applicable federal regulations, the Tribal Gaming Code, the Compact and this Contract.

                  5.2.1  Mr.  James  W.  Spencer   shall  be  the  first  person
         designated by UNISTAR to be the UNISTAR Account Executive of NIL Operations. Should Mr. Spencer resign or be removed for cause agreed upon by CDA and UNISTAR, subsequent UNISTAR Account Executives of NIL Operations shall be selected at large from a national search of personnel with related experience, integrity, and national reputation. The final selection of any successor(s) shall be agreed upon by UNISTAR and CDA. For purposes of this Article, the term "removed for cause" shall mean:

                           a) Mr.  Spencer's  inability  to  perform  his duties
                  hereunder on a full-time basis for a period of one hundred twenty (120) consecutive days as a result of his incapacity due to a physical, mental, or emotional illness ("Disability"), the determination of such Disability to be in UNISTAR's reasonable discretion and based upon independent medical and other professional advice appropriate to the circumstances; or

                           b)       The death of Mr. Spencer; or

                           C) The conviction of Mr. Spencer for commission of a felony; or

                           d) Action by Mr. Spencer involving willful malfeasance, or gross negligence or failure to act by Mr. Spencer involving material nonfeasance, which, at the time of such willful malfeasance or gross negligence or material nonfeasance, has a materially adverse effect (monetarily or otherwise) on NIL; or

                           e) Conduct  involving  demonstrated  moral turpitude,
                  including habitual use of alcohol or drugs;

                           f) Failure to comply  with any written  directive  of
                  the Director of Gaming of the Coeur d'Alene Tribe, any conduct in violation of or contrary to approved statutes, policies, or procedures, of the Coeur d'Alene Tribe, the Gaming Board or any representation, conduct or actions deemed by the Gaming Board to be offensive or harmful to the Coeur d'Alene Tribe, provided written notice that such (i) failure to comply, or
                  (ii) conduct or actions has been given to Mr. Spencer and he has failed to cure within ten (10) days of receipt of such notice.

         5.3 For the term of this Contract, the parties shall use best efforts to accomplish the objectives hereof.

         5.4 The Director of Gaming shall have direct management oversight authority over the Contract Manager and UNISTAR Account Executive of NIL Operations. The Director of Gaming shall authorize all official reports, and shall review fiscal transactions on behalf of the CDA. The Director of Gaming shall approve or disapprove all contracts or subcontracts entered into for the purposes of operating the National Indian Lottery. The Director of Gaming shall approve or disapprove all budgets as they relate to the startup and/or operation of the National Indian Lottery. Approval by the Director of Gaming of a budget is required prior to any funds released from any NIL account for that period. CDA and the Contract Manager will agree to a financial institution in which NIL will maintain its bank accounts. Two signatures will be required for disbursements in excess of $10,000.00, one signature of each duly authorized representative of the CDA and UNISTAR. Amounts less than $10,000.00 can be paid with one signature of the Contract Manager so long as said disbursement is in accordance with a previously approved budget as set forth herein.

ARTICLE 6.  Responsibilities

         CDA hereby retains and engages UNISTAR to finance, assist in the development, and provide management of the NIL.

         6.1.     Maintenance And Improvement of Facilities

                  6.1.1 The Lottery Games shall be conducted from the Reservation Operation Center. The Reservation Operation Center shall provide adequate, operational and office space for UNISTAR to conduct business. Development and construction costs of the Reservation Operation Center shall be funded by UNISTAR. UNISTAR shall employ all reasonable measures for managing the Reservation Operation Center in a professional, safe, orderly, and attractive manner. The maintenance of the Reservation Operation Center will be at the expense of the NIL.

                  6.1.2 Day to day maintenance will be conducted by a qualified maintenance staff supervised under the authority of UNISTAR.

                  6.1.3 UNISTAR intends to use state of the art facilities in the daily operation of the NIL. Capital improvements shall be itemized in the annual budget as agreed between UNISTAR and CDA.

                  6.1.4 CDA shall provide a mutually acceptable location where all lottery drawings shall take place before a public audience. Said location shall provide for public viewing of the lottery drawing and necessary power for television operations as required. This site shall also contain a secure location in which lottery drawing equipment may be stored. The Contract Manager shall be responsible for securing and safeguarding that portion of the premises related to NIL operations. Maintenance of lottery drawing equipment will be provided by the Contract Manager. Improvements, including equipment upgrades, shall be provided as new technology requires provided however, that any upgrades or capital improvements to the UNISTAR communications system network shall be done at UNISTAR's expense.

         6.2      Operational Capital

                  6.2.1 UNISTAR agrees to invest not less than $12,500,000 to launch the NIL. Of such sum invested (per Article 6.2.3) the approximate amount of $8,500,000 shall constitute operating capital, as more fully set forth in the proforma attached hereto and a minimum of an additional $4,000,000 shall constitute an advance by UNISTAR to the NIL to secure the initial jackpot. The entire investment shall be non-reimbursable except for the $4,000,000 advanced to the NIL jackpot reserve account. The $4,000,000 will be returned to UNISTAR solely from NIL net revenue in five (5) equal annual installments without interest during the term of the Contract. These installments will be paid seventy (70%) percent by CDA and thirty (30%) by UNISTAR from their respective shares of net revenue. CDA shall have no obligation to repay the $4,000,000 advanced to the NIL jackpot reserve account (or any portion thereof) if net revenue is insufficient to return such amount to UNISTAR. However, the guaranteed payment of $25,000.00 to CDA will have priority over the return of the jackpot reserve.

                  6.2.2 Initial start-up costs and capital purchases will be specified in the development budget. The development budget shall be approved by both CDA and UNISTAR before it shall be effective for any purpose. No modifications to the development budget shall occur without the written approval of both CDA and UNISTAR. No expenditures outside the budget may be made without the written approval of the Director of Gaming.

                  6.2.3 Within 14 Days of written request from the CDA to UNISTAR after the occurrence of. (a) written approval by the NIGC of the Management Agreement, and (b) upon CDA's approval of the background investigations of the principles of UNISTAR, UNISTAR shall provide CDA a guaranty in form and substance acceptable to the Director of Gaming that $12,500,000 will be funded to the NIL in accordance with the development budget as set forth in paragraph 6.2.2. Upon acceptance by the Director of Gaming in writing of the guaranty, UNISTAR will immediately fund the NIL the first two (2) months requirements under said budget. Thereafter each and every thirty (30) days UNISTAR will fund the next month's requirement under the development budget.

                  6.2.4 Funds which have not been expended as provided for under
         6.2.2 or 6.2.3 shall be transferred to the jackpot reserve account as an increase in such account and that such transferred funds shall not be subject to repayment as set out in 6.2.1.

         6.3. Operating Days and Hours

         Except as may otherwise be mutually agreed in writing by the parties hereto and absent any technical difficulties on the part of UNISTAR, the games will be conducted at the Reservation Operation Center; twenty-four (24) hours per day, seven (7) days per week, three hundred and sixty five (365) days per year. In addition, lottery drawings shall be conducted at a time mutually agreed upon by CDA and UNISTAR.

         6.4.     Hiring, Firing, Training, And Promoting

                  6.4.1 It is a formalized policy of the CDA to create and provide meaningful employment for its members. In accordance with established Tribal policy, the NIL through its contracted manager, UNISTAR, will have exclusive authority for any and all employment and personnel matters. Every attempt will be made to give first preference to qualified members of the Coeur d'Alene Tribe for recruitment, training, employment and promotions into management and supervisory positions. A uniform employee wage classification system shall be developed in accordance with the accepted industry standard for employee pay. Its subsequent implementation will be subject to CDA and UNISTAR approval.

                  6.4.2 CDA shall provide names of qualified applicants and coordinate their employee interviews with the NIL's Contract Manager who shall review all Tribal recommendations for employment interviews with the NIL. UNISTAR shall make final employment decisions on all employees under the NIL. All management and supervisory employees, as required, shall be licensed by the CDA Gaming Board in accordance with the Compact and Tribal Gaming Code.

         6.5.     Books and Records

                  6.5.1 The Contract Manager shall prepare and maintain full and accurate books and records on all accounts at its office on the Reservation. These books and records shall be prepared and maintained in such a manner to allow for the preparation by the Contract Manager of financial statements in accordance with GAAP. To the extent any provisions of this Management Agreement are inconsistent with GAAP, GAAP shall supersede those provisions.

                  6.5.2 CDA shall at all times have full and complete access to all Contract Manager's books and records relating to NIL operations all of which shall be kept on the Reservation at all times and shall not be removed by the Contract Manager.

         6.6.     Financial Statements And Reports

         The Contract Manager will be responsible for preparing all financial statements and financial reports including, but not limited to, quarterly reviews, reconciliations, and disbursements of funds for all NIL operations. The Contract Manager shall provide the Director of the Gaming all financial statements and reports prepared and requested by the Director of Gaming, which shall include daily, weekly, monthly and other reports as designated below: The Contract Manager shall supply financial statements and reports to the Director of Gaming within the time period listed unless the Director of Gaming; upon specific request, allows an extension of time because of exceptional circumstances.

                  6.6.1 The Daily Financial Summary shall be provided the following work day.

                  6.6.2 The Weekly Financial Summary shall be provided within one (1) week of the week in question and shall include:

                           .i       Credit Card Revenue Summary;

                           .ii      Prize Pool Revenue Distribution;

                           .iii     Operating Expenses;

                           .iv      Deferred Revenue;

                           .v       Order Transaction Log; and

                           .vi      Drawing History.

                  6.6.3 The Lottery Drawing Report shall be provided within five
         (5) work days of each drawing of the Lottery Games and shall calculate and report the revenues of the Lottery Games for that drawing.

                  6.6.4 Monthly Financial statements, summaries, and reports shall be provided no later than forty (40) days after the end of the month in question and shall include:

                           .i   Local bank statements - all operations accounts;

                           .ii National bank statements - all operations accounts;

                           .iii National bank statements - all prize pool accounts;

                           .iv  800 vendor monthly statements;

                           .v   Credit card bank monthly statements - all
          accounts;

                           .vi  900 vendor monthly statements; and

                           .vii Detailed expense report with variance.

                  6.6.5   Quarterly   financial   statements  will  be  provided
         forty-five (45) days following the end of the quarter.

                  6.6.6 Annual financial statements and the External Audit shall be provided one hundred twenty (120) days following the end of the year.

         6.7.     Auditor Selection and Payment

                  6.7.1 CDA and UNISTAR shall confer and mutually agree upon the selection of internal auditors to conduct quarterly audits of NIL financial transactions, which audits will include a complete review of all NIL financial records. Any reported discrepancies will be reconciled by the Contract Manager prior to the issuance of the Internal Audit described in 6.6.5 above provided that the Director of Gaming shall be provided a report of all such adjusting entries and reconciliations. The internal auditors will be responsible for the certification of the capital investment accounts, and including construction/development installment payments, and calculation of the net revenue split resulting in the Contract Manager's management fee payment. The cost of these internal auditing services shall be an operating expense of NIL.

                  6.7.2 An external national CPA firm selected by CDA shall be engaged to conduct an independent annual audit of the Games and the financial statements, and to perform a Management Information Systems
         (MIS) audit to provide an extra check and balance for Game integrity. Such firm shall provide its findings to the CDA and UNISTAR. The cost of these services shall be an operating expense of NIL.

                  6.7.3 CDA and UNISTAR shall also mutually agree on the selection of legal counsel to represent NIL which shall be a NIL operating expense. To the extent that such mutually agreed upon legal counsel is other than the CDA Tribe's general legal counsel, all costs and fees incurred by CDA for work performed by its general legal counsel relating to the NIL shall also be a NIL operating expense. UNISTAR retains the right to employ separate legal counsel to represent its individual interests at its own expense. CDA and UNISTAR shall mutually agree upon local banks, national banks and credit card banks to be utilized by the NIL.

         6.8.     Security

                  6.8.1 This section shall constitute the security plan pursuant to the requirements of Article 6.4.

                  6.8.2 UNISTAR shall hire and supervise security personnel pursuant to the requirements of Article 6.4.

                  6.8.3    Participation

                           i. No person who is less than  eighteen (18) years of
                  age may purchase a lottery ticket, however, this shall not prohibit the purchase of a lottery ticket for the purpose of making a gift to a minor.

                           ii. No officer  or  employee  of NIL or the  Contract
                  Manager or any relative living in the same household with such officer or employee may purchase a lottery ticket.

                           iii. No officer or employee of any vendor under contract with the NIL or Contract Manager relative living in the same household with such officer or employee, immediate supervisor or such officer or employee may purchase a lottery ticket if the officer or employee is involved in the direct provision of goods or services to NIL or Contract Manager or has access to confidential information relating to NIL operations.

                  6.8.4 The Computer System Network and system security shall include, but not be limited to Computer System Network reliability and system integrity. The network design shall include an environment with redundancy, duplication capability and independence capability.

                  6.8.5    Backup

                  The Computer System Network shall contain a backup system. Any increased frequency of backups shall be a function of the increased number of records in the database and degree of acceptable risk. Backup tapes shall be removed from the host/server location and stored separately, off-site, in a secure, fireproof environment. Backups shall be rotated on a seven (7) day basis, providing coverage on one week's data at any given time.


                   6.8.6 Detail Operation Security shall include but not be limited to:

                           .i       Access.  Access shall be limited to
                  authorized retailers working in the area.

                           .ii  Processing.  Hard  copy  order  flow,  from mail
                  opening through order entry, batching, shipping and storage shall be coordinated and controlled.

                  6.8.7 Telecommunications Tampering, Hacks, and Intruders. The Computer System Network shall not be accessible by modem. Intruders to the system at the workstation level shall be prevented by utilizing network password/code assignment(s), group assignment(s), file restriction(s), intruder lockout routines, transaction tracking and oversight by the network supervisor.

                  6.8.8 Network, Database, and Software Security shall provide:

                           i  Logging  On/Passwords  -  limiting  access  to the
                  system to specifically designated personnel and work stations.

                           ii Rights  security -  controlling  information  that
                  various users can access in the system.

                           iii Attributes  security - controlling what users can
                  do with files in the system.

                           iv Network server security - controlling and limiting
                  personnel who can perform tasks at the file server level.

                           v  Software   security  -  controlling  and  limiting
                  personnel who can perform tasks in the Tele-Lottery System.

                           vi  Database  integrity/security  -  controlling  and
                  limiting personnel who can perform tasks in the database system.

                  6.8.9 Prize Payout and Verification of Winners For all prizes of over $599.00 the winner validation system will be instituted. Such security measures shall be developed and implemented prior to the flat drawing.

                  6.8.10   Ticket Security

                  Each ticket shall be created with a unique number subject to a coding digital during the imprint process. Tickets shall be issued in varying series, each indelibly identified during the printing process.

                  6.8.11   Site Security

                  Access to all server/host computer and processing areas shall be controlled by batching. In accordance with the Compact, identification badges shall be issued by the Director of Gaming. Access to all monitors, consoles, and work stations shall be limited by login/password, function, and workstation. Security systems shall be installed and at least one (1) security guard shall be on site at the server/host computer location at all times. There shall be a guard on site at any NIL facility when it is unoccupied. The drawing equipment shall be secured under lock and key when not in use. The Director of Gaming and the UNISTAR Account Executive of NIL Operations shall control access to such equipment for weekly drawings. Each shall have a key to one (1) of the two (2) locks securing the area in which the drawing equipment is stored. Both keys shall be required for access.

                  6.8.12   Background Checks

                  See Article 21.

                  6.8.13   Lottery Drawing Procedure

                  All drawings of the Lottery Games shall be held on the Reservation in public view and recorded an video tape, a copy of which shall be retained by UNISTAR. The televised drawing procedure shall allow for at least three (3) practice drawings to be conducted to verify the drawing equipment prior to the scheduled drawing. Depending on the equipment selected for drawings for the Lottery Games, a procedure shall be agreed upon by CDA and the Contract Manager to verify, to the greatest extent possible, that each winning number is selected randomly. The Contract Manager shall designate one(1)of its NIL employees to be present at every drawing for the Lottery Games.

         6.9.     Fire Protection

         The NIL shall comply with the applicable Tribal Code. Additionally, any computer operations site shall include a fireproof closet or vault for storage of media and backup tapes. CDA Tribe will provide initial fire protection. CDA will enter into a backup fire protection agreement with the appropriate fire district. Any fees incurred for fire protection services will be NIL operational expense,

         6.10.    Advertising

                  6.10.1 Subject to the provisions of Article 5.4 and this Article, the responsibility for setting the advertising budget, placing of advertising and making advertising and marketing decisions rests with the Contract Manager. However, no ad shall be placed without its content first being approved by the Director of Gaming. The Contract Manager shall, subject to allocation of funds, place advertising with those agencies contracted with the NIL for NIL advertising and public relation advertisements. The overall advertising/promotional theme, ad/promo strategy, ad/promo mix and plan shall not be implemented without the prior consent of the tribal Director of Gaming.

                  6.10.2 CDA and UNISTAR shall agree upon the selection of the TV spokesperson(s) for the NIL and the selection of advertising and public relations agencies.

                  6.10.3 All advertising shall advise that participants must be at least eighteen (18) years of age.

         6.11.    Bills And Expenses

                  6.11.1 The Contract Manager shall prepare an operating budget and present it to the Coeur d'Alene Tribe for approval prior to start up and annually at least thirty (30) days prior to start of the new fiscal year. No modifications to the budget shall occur without Coeur d'Alene Tribe approval and no expenditures outside the budget may occur without the approval of the Director of Gaming. Any and all expenses of the NIL may be reviewed by the Director of Gaming and denied as an operating expense charge of NIL. UNISTAR shall be responsible for all expenditures from the NIL operations account and the Prize Pool Account. The Coeur d'Alene Tribe shall be solely responsible for expenditures from the guaranteed Tribal Payment Account.

                  6.11.2. Taxes As a tribal government enterprise, no tribal tax or other charge shall be imposed upon UNISTAR, upon NIL operations, or upon any assets used in association with the NIL. CDA shall grant a waiver to UNISTAR for any new laws, ordinances, or taxes to be enacted by CDA, or any agency or body of CDA, during the term of this Contract or any extensions hereof, which would have an adverse effect on UNISTAR revenues, expenses, or the conditions under which UNISTAR manages NIL operations. Adverse effect shall be deemed to include any laws or ordinances enacted by CDA which either prevents UNISTAR from carrying out the terms of this Contract or impose taxes on activities contemplated hereunder. Any federal law or federal tax that imposes a tax on the Contract Manager's share of net revenues, shall be the responsibility of the Contract Manager. Nothing in this section shall be deemed to limit or restrict CDA's gaming regulatory authority.

         6.12. Employment Practices The NIL will adopt Tribal preference provisions in all employment practices. The NIL through its Contract Manager will develop Employment Policies and Procedures Manuals including grievance and hearing procedures, a uniform employee classification wage scale system. UNISTAR shall develop training manuals to ensure that Tribal members are trained to be the best extent possible for all management positions. UNISTAR, as the Contract Manager has exclusive management/supervisory authority over all NIL employees.

         6.13.    Insurance

                  6.13.1 The Contract Manager shall secure and maintain public liability, bonding and full property loss and damage insurance on all operations. The exact nature and extent of such coverage shall be agreed upon by the parties. Both CDA and UNISTAR shall be named as the insured in all policies. The costs of said coverage shall be part of the cost of NIL operations. In the event any portions of the NIL facilities are destroyed, the insurance proceeds shall be used to reconstruct the facilities and commence operations.

                  6.11.2 CDA and UNISTAR shall mutually indemnify and hold each other free and harmless from and against all liabilities resulting directly or indirectly from the management and operation of the NIL, provided that said liabilities, injury, or death does not result from the willful misconduct, negligent act or omission of both parties or its members.

         6.14.    Internal Revenue (IRS) Code Compliance

                  6.14.1 It shall be the responsibility of UNISTAR to insure that NIL complies with all the provisions of the Internal Revenue Code of 1986, as amended, (including but not limited to (delta)1441, (delta)3402(q), (delta)6041, (delta)6051, and Chapter 35 of said Code).

                  6.14.2 IRS requires that twenty-eight percent (28%) of winnings of any single prize/jackpot of five thousand dollars ($5,000) or more must be withheld. UNISTAR shall require customer service personnel to acquire the social security number of such winning players. The computer system shall include a database of these winners and their social security numbers. This data shall be batched in the medium requested by the IRS. Funds dedicated to this purpose shall be identified by system software and amounts required shall be deposited from the Prize Pool Account into the IRS Withholding Account after each lottery drawing.

         6.15.    Public Safety

         The Contract Manager of the NIL shall pay all costs of any increased public safety services necessary for NIL operations. Such public safety services costs shall be treated as a NIL operating expense.

         6.16. NEPA Compliance CDA shall provide the National Indian Gaming Commission (NIGC) with all information necessary for the Commission to determine compliance with the National Environmental Policy Act (NEPA).

         6.17. Tribal Lottery Coordinator (TLC) The TLC shall carry out all duties assigned by the Director of Gaming, including any internal audit functions assigned. The Director of Gaming shall set the TLC's salary which shall be paid as a NIL operating expense.

ARTICLE 7.  Accounting

         7.1      Accounting and Banking Procedures

                  7.1.1 Fiduciary Entity.  Accounting.  and Books of Account CDA
         and UNISTAR shall agree upon the selection of fiduciary entities to control and distribute revenues to accounts according to the predetermined percentages as provided in this Agreement. Said fiduciary entities may be a national bank, financial institution, accounting firm, or combination of these entities.

                  7.1.2 Banking, Account Allocation CDA and UNISTAR shall agree on all banks for the deposit and maintenance of revenue and shall establish seven (7) categories of accounts. Fifty Percent (50%) of gross revenue shall be deposited into the Prize Pool Account, unless CDA and UNISTAR agree to change the allocation to the Prize Pool Account. Separate allocation accounts shall be established, including, but not limited to, those noted below:

                           .i       Prize Pool Account
                           .ii      Guaranteed Tribal Payment Account
                           .iii     CDA Tribal Reserve Account
                           .iv      UNISTAR investor/Management Fee Account
                           .v       Operations Account (based on an annual
                                    approved budget)
                           .vi      Unclaimed Prize Account
                           .vii     IRS Withholding Account
                           .Viii    Charge Back Revenue Account

                  7.1.3 Prize Pool Accounts Fifty percent (50%) of gross revenues shall be deposited to the Prize Pool Account. Expenses for the Prize Pool Account shall, as required, include, but not be limited to: prize payout to winners, IRS withholding account, and payments of rollover funds returned to the jackpot according to game procedures as mutually agreed upon by CDA and UNISTAR.

                  7.1.4    IRS Withholding Account

                  An IRS Withholding Account shall be established in which the amounts withheld are from the amounts won, and deposits from prize pool revenues shall be deposited according to prize payout, as determined by the weekly Prize Pool Revenue Distribution Report. The funds deposited in the IRS Withholding Account shall be paid to the IRS as required, and winners in whose name the amounts were withheld shall be identified by NIL to the IRS in accordance with the database of social security numbers maintained as provided in Article 6.14.2.

                  7.1.5    Charge Back Revenue Account

                  A Charge Back Revenue Account shall be established in which 2.5% of each transaction amount shall be deposited for purposes of reimbursement of customer credit card claims. Reimbursement shall occur within one hundred twenty (120) days of the customer invoice date if the claim is confirmed. All claims shall be reconciled in the External Audit and monies remaining in the Charge Back Revenue Account shall be disbursed in accordance with Article 13.

                  7.1.6 The Chairman of the Tribal Council of CDA or his designee and the UNISTAR Account Executive of NIL Operation shall each sign each winner's check and such signatures shall be supplied for imprinting on these checks. Such checks shall be debited weekly against the Prize Pool Account.

                  7.1.7 Subject to agreement by UNISTAR and CDA on the annual approved budget UNISTAR shall issue all checks from the Operations Account. Access to all accounts shall be limited by customary protective procedures, including the requirement of dual signatures subject to the approvals described in this Management Agreement. Accounting shall be on an accrual basis in accordance with GAAP.

         7.2.     Accounting Controls

                  7.2.1 All money instrument proceeds from NIL operation shall be transferred (swept) by electronic fund transfer to fiduciary entity accounts immediately upon daily termination of business. Adequate security shall be provided in transmitting funds to such fiduciary entity. UNISTAR shall provide CDA with Daily Financial Summary revenue activity reports as described in Article 6.6.1, which shall list all revenue flow activity by time, batch, job number, dollar amount and source. An internal financial procedures control manual will be established by UNISTAR and the internal CPA firm and will identify all the checks and balances to safeguard against waste, theft and fraud.

                  7.2.2 Under no circumstances shall the Contract Manager pay expenses which are not within the approved budget or not connected with NIL operations and the Lottery Games as specified in this Management Agreement unless it has received prior written approval of the Director of Gaming, which shall not be unreasonably withheld or delayed. The Director of Gaming shall have authority to review any and all expenses and deny such charge to NIL if deemed appropriate.

                  7.2.3 No other expenses other than those specified in this Agreement can be claimed by UNISTAR. Should extenuating circumstances cause additional expenses, no payment can be made without prior written authorization of the CDA and UNISTAR and the approval of the Chairman of the NIGC.

                  7.2.4 The CDA Tribe will be responsible for the expense incurred by the Gaming Board. The internal governmental operations of the Tribe, and any and all expenses incurred by the Tribe for the regulation and promulgation of gaming will be provided for by the guaranteed payments to the Tribe by the Contract Manager.

         7.3.     Financial Statements

         The Internal auditors and external CPA firms shall prepare quarterly and annual financial statements in support of the annual audit report due each year. These results shall be made available to CDA and UNISTAR in accordance with Article 6.6. The accounting firm shall report any discrepancies and provide a report of any differences in the account allocations, providing for the appropriate reconciliation of differences. After accounts have been reconciled the CPA firm will certify the correct balances. The certified report will serve as the basis for the net revenue calculation and subsequent quarterly disbursement.

         7.4.     Audits

         As provided in Article 6.7 an annual audit of all accounting records shall be conducted by a national accounting firm.

         7.5.     No Class II Annual Gaming Fee

         The gaming conducted under this Agreement is Class III gaming, not Class 11. Consequently, the Class 11 annual fee pursuant to 25 CFR 514.1 is not applicable.

         7.6.     Permit The Calculation Of The Manager Fee

                  7.6.1 As Contract Manager, UNISTAR shall receive a fee of thirty percent (30%@ of the net revenue of the NIL for the 5 year term of this Contract. As owner CDA shall receive seventy percent (70%) of the net revenue of the NIL for the term of this Contract. Such amounts shall be paid quarterly or as otherwise agreed upon by the UNISTAR and CDA.

         7.7. Allocation of Operating Expenses: The operating expenses of the NIL shall include but not be limited to the following:

                           Overhead Expenses:
                           *        Salaries/Commissions/Benefits
                           *        Insurance
                           *        Utilities
                           *        Advertising/Promotions
                           *        Legal/Accounting/Building Maintenance
                           *        Supplies
                           *        Interest Expense

                           *        Service Contract Expense
                           *        Office Equipment Rental Expense
                           *        Depreciation and Amortization
                           *        Retailer Commission
                           *        Contingency
                           *        Other GAAP defined expenses

         7.8 Maintenance of Accounting Systems and Procedures Consistent with the foregoing, UNISTAR shall establish and maintain accounting systems and procedures in accordance with 25 C.F.R. 531.1(c) which (a) include an adequate system of internal accounting controls, (b) are ready to audit, (c) permit the calculation and payment of the Contract Manager's Fee, and (d) provide for the allocation of shared activity expenses all in accordance with GAAP.

ARTICLE 8.  Reporting and Confidentiality

         8.1      Reporting

         UNISTAR shall provide CDA such reports in accordance with Article 6.6. This requirement is satisfied by the reporting procedures set out in Article 6.6.

         8.2      Confidentiality

         All financial information, reports, proprietary concepts, ideas, plans, methods, data, developments, inventions or other information developed during the tenure of this contract regarding the NIL operations shall be deemed confidential and proprietary information of the CDA and shall be protected from third party or public disclosure without the express written approval of the CDA. In the event any person, entity, or government requests confidential information described in this Article, by judicial process or otherwise, UNISTAR shall immediately notify CDA and provide copies of all such requests to CDA, provided, however that no such information will be provided without CDA approval.

ARTICLE 9.  Access

         UNISTAR and NIL shall provide CDA immediate access upon request to the gaming operation including its books and records. This shall include the right to verify daily gross revenues and income from the gaming operation and access to any other gaming related information the Tribe deems appropriate. The Director of Gaming, or his designees shall examine and/or monitor the physical receipts, deposits of all gross receipts, accounting, and any other element of the NIL operation to assure compliance with the Gaming Code, Compact and this Contract.

ARTICLE 10.  Guaranteed Payment

         10.1.1. UNISTAR shall provide a guaranteed payment to CDA in a sum certain of twenty-five thousand dollars ($25,000.00) per month. This payment is due on the first month of operations, and monthly thereafter, by the 5th day of the month and shall be deducted from CDA's share of net revenue or future net revenue allocation. The guaranteed payment(s) shall have preference over the retirement of development and construction costs.

ARTICLE 11.  Development and Construction

         A Reservation Operation Center suitable for conducting all elements of the Lottery Games shall be constructed on the Reservation by NIL on an accessible road network with utility hook-ups. This Reservation Operation Center shall be constructed in compliance with industry standards for computer operations, including environmental controls, backup electrical power, uninterruptible, continuous power protection, virus protection, and security. Total construction and development costs shall not exceed seven hundred fifty thousand dollars ($750,000.00) unless the budget is modified and approved in accordance with 5.4 and 6.2.2. In addition, UNISTAR shall furnish a telecommunications system in support of the Lottery Games.

ARTICLE 12.  Term & Exclusivity

         12. 1.1 The term of this Contract shall be for FIVE (5) YEARS from the date gaming activities under this Agreement begin, unless extended for an additional two (2) years with the formal approval of the Chairman of the NIGC.

         12.1.2 At any time during the fourth year of this Contract, CDA must notify UNISTAR in writing of its intent whether or not to extend this contract as allowed in 12.1.3 upon the expiration of this Contract. Failure to so notify in writing shall be deemed to be a decision by CDA to extend the Contract, provided that such extension shall only become effective if approved by the Chairman of the NIGC upon a future request by the Tribe and UNISTAR.

         12.1.3   Extension of Contract

         CDA may extend the terms of this contract with UNISTAR for a period of two (2) years, but at a management fee of not more than thirty percent (30%) of net revenue in the second term. The parties acknowledge that the actual percentage of the management fee for any extended term is subject to the approval of the Chairman of the NIGC at the time the request for extended term is sought.

ARTICLE 13.  Compensation

         13.1.1 CDA shall receive seventy percent (70%) of the Net Revenue from NIL operations for the first
FIVE (5) YEARS of the Contract.

         13.1.2 UNISTAR shall receive thirty percent (30%) of the Net Revenue from NIL operations for the first
FIVE (5) YEARS of the Contract.

ARTICLE 14.  Modification and Termination

         14. 1.   Modification

         The parties agree to modify this contract as may be required for approval by the Chairman of the National Indian Gaming Commission (Chairman). Once approved by the Chairman this contract may be modified only with the consent of CDA and UNISTAR and approval of the modifications by the Chairman.

                  14.2.1 Termination CDA may terminate this Agreement in the event that UNISTAR commits, or knowingly allows any theft or embezzlement. Either party may terminate this Contract if the other commits, or allows to be committed, any material breach of this Contract. A material breach of this Contract shall include, but not be limited to, failure of either parry to perform any duty or obligation on its part for any twenty (20) consecutive days within the 365 day period. Neither party may terminate this Contract on grounds of material breach unless it has provided written notice to the other party and the defaulting party fails to cure, or take steps to substantially cure, the default within twenty (20) days of receipt of such notice. The timely discontinuance or correction of the material breach shall constitute a cure thereof.

                  14.2.2 In the event of termination due to the fault of UNISTAR, CDA shall be paid all sums owed to CDA as of the date of the termination, and UNISTAR shall indemnify CDA for any damages resulting from the breach of UNISTAR. If CDA is at fault UNISTAR and CDA shall retain all moneys paid to them and UNISTAR shall be compensated for equipment and start-up costs not related to UNISTAR's Computer System Network to the extent that funds are available in NIL and such costs have not previously been paid. Any funds remaining in NIL shall be divided in accordance with the net revenue distribution provisions of this Contract.

                  14.2.3 It is the understanding and the intent of the parties that the establishment and operation of the NIL complies with all applicable laws. In the event this Contract is determined by a court of competent jurisdiction to no longer be lawful, the obligations of the parties shall cease, and this Contract shall be null and void. CDA and UNISTAR shall execute the appropriate releases, holding CDA harmless and indemnifying CDA for any and all claims, notices, demands, liability, liens, mechanic liens, stop notices, and similar contingencies which may follow such termination.

                  14.2.4 Termination of this Contract shall not require the approval of the Chairman of the National Indian Gaming Commission.

ARTICLE 15.  Dispute Resolution

         15.1 Disputes between Management Contractor and Customers Good relations with the customers is of utmost importance to Management Contractor. All disputes between customers and UNISTAR will be resolved by the UNISTAR
Account Executive of NIL Operation or his designees after affording the aggrieved customer an opportunity to be heard and consultation with the Director of Gaming.

         15.2     Disputes between Management Contractor and the Coeur d'Alene
Tribe

                  15.2.1 In the event of a dispute with regard to the interpretation of this Contract, or with respect to any consent or approval required by either party wherein it is stated that such approval shall not be unreasonably withheld, the matter shall be referred to arbitration conducted in accordance with the Rules of the American Arbitration Association, 135 W. 51st Street, New York City, New York 10020. The Arbitration shall take place on the Reservation in the State of Idaho. The decision of the arbitrator shall be enforced the same as a decree of a court having competent jurisdiction.

                  15.2.2 If this Contract is referred to arbitration by the parties, arbitration costs shall be borne equally by the parties; provided, however, the arbitrators shall have the authority to assess such costs disproportionately or assess all costs to one party if arbitration is required because of unreasonableness or bad faith on the part of such party. Should any party refuse arbitration, any controversy or claim resulting in litigation including, but not limited to, an action to compel arbitration and such litigation results in a judgment against the party refusing to arbitrate, such refusing party shall be liable and obligated to pay all costs of such litigation, including reasonable attorney fees and costs of trial and appeal.

                  15.2.3 This Contract does not constitute, nor should it be construed as a waiver of sovereign immunity of the Coeur d'Alene Tribe, except as necessary to interpret this Contract and enforce an arbitration decision as provided in this Article. Any claim for money damages against CDA shall be limited to and payable only from CDA's share of the net revenue from NIL operations and UNISTAR's unrecovered capital investment.

         15.3 Disputes Between Management Contractor and the Gaming Operation Employees Good relations with the employees is essential to an efficient operation of NIL. Disputes between UNISTAR and gaming operations employees will be resolved through a grievance procedure established in the Employment Policies and Procedures Manual, which shall afford the employees notice and an opportunity to be heard.

ARTICLE 16.  Assignment and Subcontracting

         16.1 This Contract may not be assigned without the written consent of the other party, which consent shall not be unreasonably withheld, and no assignment of this Contract shall be valid without the written approval of the Chairman of the NIGC. All proposed assignments shall include information regarding shareholders, directors, officers, investors and management personnel, as required by the Compact or the NIGC for the purpose of performing background checks.

         16.2 CDA and UNISTAR agree that UNISTAR may engage subcontractors to supply certain necessary services in connection with the efficient operation and security of the NIL, and each agreement to be entered into with any subcontractor shall provide, among other items, that the agreement will be subject to the operative provisions of IGRA and the rules of the NIGC, and shall be approved by the Director of Gaming. Neither UNISTAR nor any of its officers, directors or shareholders shall have any financial interest in or receive any compensation from any subcontractor engaged by UNISTAR.

ARTICLE 17.  Ownership Interests

         CDA is the sole owner of the NIL. Upon termination of this Contract, all equipment, Reservation facilities, mailing lists or other assets developed or purchased with NIL proceeds shall become the sole property of CDA. UNISTAR shall retain ownership of its unique Tele-Lottery Enterprise concept and related software programs. Any change or changes which separately or cumulatively result in a change of five percent (5%) or more in the ownership of UNISTAR shall require the advance written approval of the CDA, which approval shall not be unreasonably withheld. At no time shall UNISTAR acquire any ownership in any real property or lottery games owned by the CDA. Coeur d'Alene shall have the right, subject to NIGC requirements and approvals to continue using the UNISTAR Computer System Network after termination of the Management Agreement (whether after five (5) years or seven (7) years for an indefinite period, provided than an annual royalty payment be made to UNISTAR in a percentage of net revenue for use of the system to be mutually agreed upon by UNISTAR and CDA and approved by the Chairman of NIGC of not more than five percent (5%). Should CDA elect not to utilize the UNISTAR Computer System Network at the expiration of the initial or extended term of this contract, or during the royalty payment period, CDA shall give UNISTAR six (6) months notice thereof wherein UNISTAR shall make every effort to accommodate the design and development of a new NIL system that may operate parallel to the UNISTAR system during transition.

ARTICLE 18.  No Conveyances or Transfers

         This Contract is not a lease and does not convey any interest in land or other real property.

ARTICLE 19.  Entire Contract

         This Contract, constitutes the entire agreement. There are no other understandings between the parties other than those contained herein. The parties expressly reserve all rights not granted, recognized, or settled by this Contract.

ARTICLE 20.  Conflict of Interest

         20.1 No member of the Coeur d'Alene Tribal Council or Coeur d'Alene Tribal Charitable Gaming Board, nor any spouse or other with whom they are living in a similar way, may be employed by UNISTAR nor may they hold any financial interest in UNISTAR.

         20.2 No payment or other value has been or will be offered by UNISTAR or any employee or agent of UNISTAR, to any member of the Tribal government of

CDA, to any relative of any Tribal official, or to any Tribal government employee, for the purpose of obtaining any special privilege, gain, advantage, or consideration for UNISTAR in this Contract.

         20.3 UNISTAR shall not directly or indirectly interfere with, become involved in, or attempt to influence, the internal affairs of CDA. Any attempt by UNISTAR, its officers, agents, or employees, to influence any member of CDA to circulate or vote on any initiative or recall petition shall constitute an interference in Tribal affairs and shall be grounds for termination of this Contract as provided in Article 14.

         20.4 UNISTAR shall devote its best efforts to the fulfillment of its duties in this Contract. UNISTAR agrees that during the term of this Contract, neither UNISTAR nor any person or entity having any substantial ownership or controlling interest in UNISTAR, shall be engaged directly or indirectly in any form, fashion, or manner, as partner, officer, director, stockholder, shareholder, investor, advisor, or in any other form or capacity, in any lottery similar to the one described herein, without the written approval of CDA. CDA agrees to allow UNISTAR the exclusive right to manage the NIL during the term and any authorized extension of this Contract.

ARTICLE 21.  Background Investigations

         Background investigations shall be conducted in accordance with Article 10 of the Compact and the Management Contract Requirements and Procedures under IGRA; 25 C.F.R., 502.17, 502.18, 502.19 and 537. All individuals handling money instruments shall be bonded prior to working for the NIL.

ARTICLE 22.  Approval

         22.1 The signatures below constitute approval of the terms of this document.

         22.2 This contract shall be considered fully executed within the meaning of 25 CFR 533.2 only after the Coeur d'Alene Tribal Council has reviewed and given its final approval by Resolution to the required background investigations and to this Management Agreement.

         22.3 Prior to submission of this Contract to the National Indian Gaming Commission (NIGC) for approval, UNISTAR shall submit to CDA, a detailed Business Plan for management of the NIL. The Business Plan shall include, but not be limited to the following mandatory elements: goals, objectives, financial plans, and related matters.

         22.4 UNISTAR certifies that it has provided CDA with a complete list of all names, addresses, telephone numbers, occupations, social security numbers, and background check information required by 25 CFR 537.1 regarding all persons and entities as set out in 25 CFR 502.17, 502.18 or 502.19 including, but not limited to:

                  .1       All of UNISTAR management level personnel, corporate
         officers and directors.

                  .2 All persons owning a beneficial interest in UNISTAR and in any corporations holding such interests, whether direct or indirect.

                  .3       All persons who shall be directly or indirectly
         investors of NIL.

                  .4       Those persons who shall sign the Contract on behalf
         of UNISTAR.

                  .5       All employees who shall have day-to-day
         responsibilities for NIL.

                  22.5 UNISTAR shall pay the cost of all background investigations and all fees required by 25 CFR 537.3.

                  22.6 UNISTAR warrants that every person whose name will appear on the list is of good moral character, never convicted of any felony, nor any misdemeanor involving moral turpitude. The list shall be updated by UNISTAR on a monthly basis.

                  22.7 This Contract shall be submitted to the NIGC for its review and approval immediately upon final approval by CDA Council Resolution and signing. The parties agree to make any changes requested by the Commission.

ARTICLE 23.  Duplicate Originals

         This Contract is being executed in eight (8) duplicate originals, one to be retained by NIGC, three (3) to be retained by UNISTAR, and four (4) to be retained by CDA. All are equally valid.

ARTICLE 24.  Notices

         Any notice required to be given pursuant to this Contract shall be delivered by certified mail, return receipt requested, delivery prepaid, and addressed to:

                  CDA: Ernest L. Stensgar, Chairman
                  Coeur d'Alene Tribe Tribal Headquarters
                  Plummer, Idaho 83851

                  UNISTAR:  Jim Spencer
                  Unistar Entertainment, Inc.
                  6000 Greenwood Plaza Boulevard, Suite 202
                  Englewood, Colorado 80111

ARTICLE 25.  Effective Date

         This Contract shall not be effective unless and until it is approved by the Chairman of the National Indian Gaming Commission, dates of the signatures of the parties notwithstanding. Provided however, that the five (5) year term of this Contract shall not begin to run until the gaming authorized by this Contract has actually begun.

COEUR D'ALENE TRIBE

DATED:  1/16/95
BY:  Ernest L. Stensgar, Chairman
Coeur d'Alene Tribe
Tribal Headquarters
Plummer, Idaho 83851

Attested Hereto:  Marjorie E. Zarate Secretary